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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES



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                                                                                 Sovereign power under
Name of Subsidiary*                                                              the laws of which organized
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
Ferro Industrial Products Ltd.                                                                 Canada
Ferro B.V.                                                                            The Netherlands
   Ferro (Holland) B.V.                                                               The Netherlands
   Ferro France S.a.R.L.                                                                       France
     Ferro Plastics S.A.                                                                       France
     Ferro Chemicals S.A.                                                                      France
   Ruhr-Pulverlack G.m.b.H.                                                                   Germany
   Ferro Plastics (Germany) G.m.b.H.                                                          Germany
     Ferro (Deutschland) G.m.b.H.                                                             Germany
   Ferro (Italia) S.R.L.                                                                        Italy
   Ferro Industrias Quimicas S.A.                                                            Portugal
   Ferro Ruhr Pulver Nordiska A.B.                                                             Sweden
   Ferro Toyo Co., Ltd. (60%)                                               Taiwan, Republic of China
Ferro Enamel Espanola S.A.                                                                      Spain
   CTI Ceramica Tecnica Industrial S.A                                                          Spain
Ege-Ferro Kimya A.S. (49.9%)                                                                   Turkey
Ferro (Great Britain) Ltd.                                                             United Kingdom
Ferro Enamel Argentina S.A.I.C.y.M.                                                         Argentina
Ferro Enamel do Brasil, I.C.L.                                                                 Brazil
Ferro Ecuatoriana S.A. (51%)                                                                  Ecuador
Ferro Mexicana S.A. de C.V.                                                                    Mexico
Ferro de Venezuela C.A. ( 51%)                                                              Venezuela
Ferro Corporation (Australia) Pty. Ltd.                                                     Australia
   Fletcher Chemical Company, Ltd.                                                          Australia
   Ferro Corporation New Zealand Pty. Ltd.                                                New Zealand
Ferro Far East, Ltd.                                                                        Hong Kong
Ferro Industrial Products Limited (Taiwan)                                  Taiwan, Republic of China
Ferro (Thailand) Co., Ltd.                                                                   Thailand
Ferro Japan K.K.                                                                                Japan
PT Ferro Mas Dinamika (55%)                                                                 Indonesia

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*    Percentages in parentheses indicate Ferro's ownership.

       Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.